Exhibit 21.1
Laureate Education, Inc.
List of Subsidiaries as of February 7, 2024

	Company	Jurisdiction of Organization
1.	Inmobiliaria Educacional SPA	Chile
1.	Inmobiliaria e Inversiones San Genaro, SPA	Chile
1.	Laureate SPA	Chile
1.	Servicos Andinos SPA	Chile
1.	Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
1.	Laureate Education Asia Limited	Hong Kong
1.	LEI China, Limited	Hong Kong
1.	LEI Holdings, Ltd.	Hong Kong
1.	India Centric Education Hub Private Limited	India
1.	Exeter Street Holdings Sdn. Bhd.	Malaysia
1.	Colegio Americano de Veracruz, S.C.[1]	Mexico
1.	Colegio Villa Rica Coatzacoalcos, S.C.[1]	Mexico
1.	Colegio Villa Rica, S.C.[1]	Mexico
1.	Corparación Educativa de Celaya, S.C.	Mexico
1.	Fundacion UVM, S.C. (fka Fundación Laureate S.C)	Mexico
1.	Laureate Education Mexico, S. de R.L. de C.V.	Mexico
1.	LEM Holdco, S DE RL De CV	Mexico
1.	Servicios Regionales Universitarios LE, S.C.	Mexico
1.	Universidad Autónoma de Veracruz, S.C.[1]	Mexico
1.	Universidad del Valle de México, S.C.[1]	Mexico
1.	Universidad Tecnológica de Mexico, S.C.[2]	Mexico
1.	Administradora CA Universitaria, S.C.	Mexico
1.	Education Trademark B.V.	Netherlands
1.	Fleet Street Education B.V.	Netherlands
1.	Fleet Street International Universities C.V.	Netherlands
1.	Idamus Global B.V. (fka Sumadi Global B.V.)	Netherlands
1.	Laureate Coöperatie U.A.	Netherlands
1.	Laureate International B.V.	Netherlands
1.	Laureate Middle East Holdings B.V.	Netherlands
1.	Laureate Netherlands Holding B.V. (fka Iniciativas Culturales de España B.V.)	Netherlands
1.	Laureate Trademark Holding B.V.	Netherlands
1.	LEI AMEA Investments B.V.	Netherlands
1.	LEI European Investments, B.V.	Netherlands
1.	Desarrollos Urbanos Educativas, S. de R.L.	Panama
1.	Laureate Peru, S.A.C. (fka Inversiones Educacionales Perú S.R.L.)	Peru
1.	Laureate Education Perú S.A.C.	Peru
1.	Metramark S.A.C.	Peru
1.	Universidad Peruana de Ciencias Aplicadas, S.A.C.	Peru
1.	Universidad Privada del Norte, S.A.C.	Peru
1.	Instituto de Educacion Superior Privado Cibertec SAC (fka Instituto de Educación Superior Tecnológico Privado Red Avansys S.A.C.)	Peru
1.	Laureate Vocational Saudi Limited	Saudi Arabia
1.	LEI Singapore Holdings Pte. Ltd.	Singapore
1.	Laureate I GmbH	Switzerland
1.	Laureate-Obeikan, Ltd.	United Arabs Emirates
1 D/B/A Universidad del Valle de Mexico
2 D/B/A Universidad Tecnológica de México; Universidad del Valle de Mexico

1.	Exeter Street Holdings LLC	Maryland, USA
1.	Fleet Street International University Holdings, LLC	Maryland, USA/ Netherlands
1.	FSIUH Holding LLC	Maryland, USA/ Netherlands
1.	Exeter Street Illinois LLC (fka Kendall College LLC)	Illinois, USA
1.	Laureate US Holdings Corporation	Delaware, USA
1.	National Hispanic University, LLC	California, USA
1.	LEI Netherlands Corporation (fka Sumadi US Holding Corporation)	Delaware, USA

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